Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated February 4, 2020 (including amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of CTI BioPharma Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 4, 2020

BIOTECHNOLOGY VALUE FUND, L.P.		Biotechnology Value Trading Fund OS LP

By:	BVF I GP LLC., its general partner
		By:	BVF Partners L.P., its investment manager
By:	/s/ Mark N. Lampert	By:	BVF Inc., its general partner
Mark N. Lampert
	Chief Executive Officer	By:	/s/ Mark N. Lampert
Mark N. Lampert
President
BVF I GP LLC

By:	/s/ Mark N. Lampert	BVF GP HOLDINGS LLC
Mark N. Lampert
	Chief Executive Officer	By:	/s/ Mark N. Lampert
Mark N. Lampert
Chief Executive Officer
BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF II GP LLC its general partner	BVF PARTNERS L.P.

By:	/s/ Mark N. Lampert	By:	BVF Inc., its general partner
Mark N. Lampert
	Chief Executive Officer	By:	/s/ Mark N. Lampert
Mark N. Lampert
President
BVF II GP LLC

By:	/s/ Mark N. Lampert	BVF INC.
Mark N. Lampert
	Chief Executive Officer	By:	/s/ Mark N. Lampert
Mark N. Lampert
President
BVF PARTNERS OS LTD.

By:	BVF Partners L.P., its sole member	/s/ Mark N. Lampert
By:	BVF Inc., its general partner	MARK N. LAMPERT

By:	/s/ Mark N. Lampert
	Mark N. Lampert	/s/ Matthew D. Perry
	President	MATTHEW D. PERRY